SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 17, 2011
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-
12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) requires registrants to hold a non-binding shareholder advisory vote regarding the frequency of voting on executive compensation (“say-on-pay”). The voting frequency can be every year, every two years or every three years.

At the Annual Meeting of the Shareholders of Principal Financial Group, Inc. (the
“Company”) held on May 17, 2011, approximately 61% of the shares voting on the matter voted in favor of an annual frequency for say-on-pay votes. On August 15, 2011, the Company’s
Board of Directors approved an annual frequency for future say-on-pay votes. As a result, a say-
on-pay vote will be held each year until the next vote on the frequency of such advisory vote is conducted or until the Board of Directors determines that a different frequency for such advisory vote would be in the best interest of the Company’s shareholders.

The results of the stockholder votes at the Annual Meeting were disclosed by the Company on a Current Report on Form 8-K filed on May 23, 2011 (the “Original Report”). This Current
Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the
Company’s decision on the frequency of future say-on-pay votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ Joyce N. Hoffman
Name:	Joyce N. Hoffman
Title:	Senior Vice President and
Corporate Secretary

Date:	August 18, 2011